Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
American Eagle Outfitters, Inc.
We are aware of the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Form S-8) of American Eagle Outfitters, Inc. as follows:
•	1999 Stock Incentive Plan (Registration Nos. 333-34748 and 333-75188),

•	Employee Stock Purchase Plan (Registration No. 333-3278),

•	1994 Restricted Stock Plan (Registration No. 33-79358),

•	1994 Stock Option Plan (Registration Nos. 333-44759, 33-79358, and 333-12661),

•	Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and

•	2005 Stock Award and Incentive Plan (Registration Nos. 333-126278 and 333-161661).
of our report dated December 2, 2009 related to the unaudited consolidated financial statements of American Eagle Outfitters, Inc., that is included in its Form 10-Q for the quarter ended October 31, 2009.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
December 2, 2009

37